Exhibit 99.1

Media and Investor Relations:

Robin Deliso

617.692.2601

news@enernoc.com

EnerNOC Reports Full Year Results for 2014

– Company Posts Record Full Year Revenue of $472 Million, Up 23% Year-Over-Year –

– Company Posts Record Adjusted EBITDA of $76 Million –

– Enterprise EIS Momentum Accelerates with 117% Year-Over-Year Growth in Subscription Customers –

– Company Issues Guidance for 2015 –

Boston, February 26, 2015 — EnerNOC, Inc. (Nasdaq: ENOC), a leading provider of energy intelligence software (EIS), today announced results for the fourth quarter and year ended December 31, 2014, and issued management’s outlook for 2015.

Summary Financial Results

In Thousands, Except Per Share Amounts
	Q4 2014	Q4 2013	% Change	2014	2013	% Change
Revenue	$45,963	$35,984	27.7%	$471,948	$383,460	23.1%
Net (Loss) Income
GAAP	($26,781)	($19,881)	34.7%	$12,094	$22,088	-45.2%
Non-GAAP[1]	($18,318)	($14,076)	30.1%	$36,397	$44,985	-19.1%
Net (Loss) Income Per Diluted Share
GAAP	($0.98)	($0.71)	38.0%	$0.42	$0.76	-44.7%
Non-GAAP[1]	($0.67)	($0.51)	31.4%	$1.26	$1.55	-18.7%
Cash Flow From Operations	$30,727	$46,005	-33.2%	$60,439	$79,464	-23.9%
Free Cash Flow[1]	$26,022	$42,267	-38.4%	$42,932	$42,801	0.3%
Adjusted EBITDA[1]	($14,089)	($10,913)	29.1%	$76,370	$71,428	6.9%

[1]	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

“We made significant progress in 2014 to transform EnerNOC into a Software-as-a-Service company. We closed the year with over 50 utility customers and approximately 1,300 enterprise customers subscribing to our software and related solutions. We start 2015 with approximately $115 million in annual recurring revenue, or ARR, from our utility and enterprise customers, and expect to achieve 40-50% cumulative revenue growth from these customers this year. With this kind of momentum, we anticipate that our utility and enterprise revenue will eclipse our grid operator revenue over the next few years,” said Tim Healy, Chairman and CEO of EnerNOC. “We’re excited about the road ahead and believe that now is the time to accelerate investments to capitalize on our early leadership position in the $20 billion EIS market opportunity.”

Recent Highlights

•	The Company announced the completion of its acquisition of World Energy Solutions, Inc., an energy management software and services firm that helps enterprises simplify the energy procurement process through a suite of Software-as-a-Service (SaaS) tools. World Energy, which has provided procurement solutions for 20 of the Fortune 100, has an extensive customer base in key strategic markets like Texas, Massachusetts, Pennsylvania, Ohio, New Jersey, and New York.

•	The Company announced its acquisition of Pulse Energy, a leader in customer engagement software for the utility industry, to help utilities better engage all of their commercial and industrial customers, from small businesses to the largest enterprises. Pulse Energy’s software is currently used by utilities in North America, Europe, and Australia, including BC Hydro, British Gas, Ergon Energy, FortisBC, and Pacific Gas & Electric.

•	The Company continued to expand its growing base of enterprise EIS customers, signing new deals with Dow Corning, Performance Food Group, and Universal Fibers, and achieved 117% year-over-year growth in subscription customers.

•	The Company launched new product capabilities including enhanced visibility into real-time energy costs and tools to build more accurate budgets and track accruals.

•	The Company surpassed $1 billion in customer savings delivered since it was founded in 2001. EnerNOC celebrated the milestone at its headquarters at an event that included remarks from former Massachusetts Governor Deval L. Patrick and live and recorded testimonials from long-standing EnerNOC software customers.

•	The Company added software and services executive Kirk Arnold to its Board of Directors. Ms. Arnold is CEO of Data Intensity, the industry leader in managed and cloud services for Oracle technologies and applications.

•	In addition, the Company announced that it has hired Eric Erston, Vice President of Global Enterprise Sales, and Holly Lynch, Senior Vice President of Human Resources. Prior to joining EnerNOC, Mr. Erston served in a variety of sales leadership roles at RSA, the Security Division of EMC. Ms. Lynch was previously Senior Vice President of Human Resources at Hologic, a leading global healthcare technology and diagnostics company.

Company Issues First Quarter and Full Year Guidance

The Company today issued first quarter and full year guidance for 2015. The Company’s guidance is based on the current indications for its business, which may change at any time.

Guidance for Quarter Ending March 31, 2015
Total Revenue (in millions)	$48-$53
GAAP Net Loss Per Diluted Share	($1.73)-($1.66)
Non-GAAP Net Loss Per Diluted Share[1]	($1.36)-($1.29)
Adjusted EBITDA[1] (in millions)	($28.5)-($26.5)

(1)	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

	Guidance for Year Ending December 31, 2015	Year Over Year % Change
Total Revenue (in millions)	$410-$430	(13%)-(9%)
Grid Operator Revenue	$270-$280	(27%)-(24%)[2]
Utility Revenue	$70-$75	13%-21%
Enterprise Revenue	$70-$75	70%-83%
GAAP Net Loss Per Diluted Share	($3.23)-($3.12)
Non-GAAP Net Loss Per Diluted Share[1]	($1.77)-($1.66)
Adjusted EBITDA[1] (in millions)	($14)-($10)[3]

(1)	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
(2)	The year-over-year decline in Grid Operator Revenue is primarily attributable to capacity pricing declines in Western Australia, reduced revenue from PJM incremental auctions, and participation in new PJM demand response programs that require deferral of revenue recognition to the second quarter of 2016.
(3)	The Company expects full year 2015 Free Cash Flow to be break even to positive.

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and audiocast at 5:00 p.m. eastern time today to discuss financial results as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing +1.800.230.1085 and using access code “ENOC”. The conference call may be accessed outside of the United States by dialing +1.612.288.0329 and using access code “ENOC”. The conference call will be simultaneously audiocast on the Company’s investor relations website, which can be accessed at http://investor.enernoc.com. A replay of the conference call will be available approximately two hours after the call by dialing +1.800.475.6701 or +1.320.365.3844 and using access code 351720 or by accessing the audiocast replay on the Company’s investor relations website.

About EnerNOC

EnerNOC is a leading provider of cloud-based energy intelligence software (EIS) and services to thousands of enterprise customers and utilities globally. EnerNOC’s EIS solutions for enterprise customers improve energy productivity by optimizing how they buy, how much they use, and when they use energy. EIS for enterprise includes budgeting and procurement, utility bill management, facility optimization, visibility and reporting, project tracking, demand management, and demand response. EnerNOC’s EIS solutions for utilities help maximize customer engagement and the value of demand-side resources, including demand response and energy efficiency. EnerNOC supports customer success with its world-class professional services team and a Network Operations Center (NOC) staffed 24x7x365. For more information, visit www.enernoc.com.

EnerNOC, Inc. Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis and the future growth and success of the Company’s energy intelligence software and related solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues[1]:
Grid operator	$18,236	$12,815	$368,828	$279,258
Utility	12,015	13,772	62,026	71,611
Enterprise	15,712	9,397	41,094	32,591

Total revenues	45,963	35,984	471,948	383,460
Cost of revenues	24,817	20,150	257,322	192,292

Gross profit	21,146	15,834	214,626	191,168
Operating expenses (income):
Selling and marketing	19,963	15,471	76,960	65,915
General and administrative	25,389	18,348	97,729	79,220
Research and development	5,239	4,192	20,671	18,317
Gain on sale of service lines	(1,054)	—	(4,791)	—
Gain on the sale of assets	—	—	(2,171)	—

Total operating expenses and income	49,537	38,011	188,398	163,452

(Loss) income from operations	(28,391)	(22,177)	26,228	27,716
Other expense, net	(2,423)	(458)	(3,699)	(1,342)
Interest expense	(2,080)	(434)	(4,656)	(1,646)

(Loss) income before income tax	(32,894)	(23,069)	17,873	24,728
Benefit from (provision for) income tax	6,074	3,188	(5,876)	(2,640)

Net (loss) income	(26,820)	(19,881)	11,997	22,088
Net loss attributable to noncontrolling interest	(39)	—	(97)	—

Net (loss) income attributable to EnerNOC, Inc.	($26,781)	($19,881)	$12,094	$22,088

Net (loss) income per common share attributable to EnerNOC, Inc.
Basic	($0.98)	($0.71)	$0.43	$0.80

Diluted	($0.98)	($0.71)	$0.42	$0.76

Weighted average number of common shares used in computing net (loss) income per share attributable to EnerNOC, Inc.
Basic	27,406,087	27,832,793	27,857,026	27,774,778

Diluted	27,406,087	27,832,793	28,790,665	29,045,066

[1]	The Company has reclassified certain amounts in its condensed consolidated statements of operations for the three and twelve month periods ended December 31, 2013, to conform to the 2014 presentation. The reclassifications made related to the presentation of the Company’s revenues from DemandSMART revenues and EfficiencySMART, SupplySMART and other revenues to revenues from grid operators, revenues from utilities, and revenues from enterprise customers and was done in order to provide the users of its consolidated financial statements with additional insight into how the Company and its management views and evaluates its revenues and related growth. This reclassification within the condensed consolidated statements of operations for the three and twelve month periods ended December 31, 2013 had no impact on previously reported total consolidated revenues or consolidated results of operations.

EnerNOC, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share data)

(unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$254,351	$149,189
Trade accounts receivable, net	40,875	35,933
Unbilled revenue	97,512	66,675
Capitalized incremental direct customer contract costs	7,633	9,509
Prepaid expenses, deposits and other current assets	19,950	9,377

Total current assets	420,321	270,683

Property and equipment, net	50,458	47,419
Goodwill and intangible assets, net	146,050	94,290
Capitalized incremental direct customer contract costs, long-term	982	1,995
Deposits and other assets	6,891	1,568

Total assets	$624,702	$415,955

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,250	$2,031
Accrued capacity payments	92,332	76,676
Accrued payroll and related expenses	18,446	13,370
Accrued expenses and other current liabilities	28,724	12,386
Deferred revenue	13,738	20,625

Total current liabilities	162,490	125,088
Deferred tax liability	16,449	6,211
Deferred revenue, long-term	5,816	6,819
Other liabilities	8,919	8,342
Convertible senior notes, net	138,908	—

Total long-term liabilities	170,092	21,372
Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized, 29,833,578 and 29,920,807 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	30	30
Additional paid-in capital	365,855	353,354
Accumulated other comprehensive loss	(4,752)	(2,535)
Accumulated deficit	(69,260)	(81,354)

Total EnerNOC, Inc. stockholders’ equity	291,873	269,495
Noncontrolling interest	247	—

Total stockholders’ equity	292,120	269,495

Total liabilities and stockholders’ equity	$624,702	$415,955

EnerNOC, Inc.

Condensed Consolidated Statements of Cash Flow Data

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Cash provided by operating activities	$30,727	$46,005	$60,439	$79,464
Cash used in investing activities	(20,962)	(4,086)	(74,422)	(37,889)
Cash (used in) provided by financing activities	(240)	(4,172)	120,865	(6,804)
Effects of exchange rate changes on cash and cash equivalents	(1,389)	212	(1,720)	(623)

Net change in cash and cash equivalents	8,136	37,959	105,162	34,148
Cash and cash equivalents at beginning of period	246,215	111,230	149,189	115,041

Cash and cash equivalents at end of period	$254,351	$149,189	$254,351	$149,189

EnerNOC, Inc.

Statement on Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net (loss) income attributable to EnerNOC, Inc., non-GAAP net (loss) income per share attributable to EnerNOC, Inc., adjusted EBITDA and free cash flow. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net (loss) income attributable to EnerNOC, Inc. is GAAP net (loss) income attributable to EnerNOC, Inc.; the GAAP measure most comparable to non-GAAP net (loss) income per share attributable to EnerNOC, Inc. is GAAP net (loss) income per share attributable to EnerNOC, Inc.; the GAAP measure most comparable to adjusted EBITDA is GAAP net (loss) income attributable to EnerNOC, Inc.; and the GAAP measure most comparable to free cash flow is cash flows provided by (used in) operating activities. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included below.

Management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. Management believes that such measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, management considers non-GAAP net (loss) income attributable to EnerNOC, Inc. to be an important indicator of the overall performance because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash compensation expenses. In addition, management considers adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of the business and a good measure of the Company’s historical operating trend. Moreover, management considers free cash flow to be an indicator of the Company’s operating trend and performance of the business.

The following is an explanation of the non-GAAP measures that management utilizes, including the adjustments that management excluded as part of the non-GAAP measures:

•	Management defines non-GAAP net income (loss) attributable to EnerNOC, Inc. as net income (loss) attributable to EnerNOC, Inc. before accretion expense related to the debt-discount portion of interest expense associated with the convertible note issuance, stock-based compensation, and amortization expenses related to acquisition-related intangible assets, net of related tax effects.

•	Management defines adjusted EBITDA as net income (loss) attributable to EnerNOC, Inc., excluding depreciation, amortization, stock-based compensation, direct and incremental expenses related to acquisitions or divestitures, interest, income taxes and other income (expense).

•	Management defines free cash flow as net cash provided by (used in) operating activities, less capital expenditures, plus net cash provided by (used in) the sale of assets or disposals of components of an entity. Management defines capital expenditures as purchases of property and equipment, which includes capitalization of internal-use software development costs.

Non-GAAP net (loss) income attributable to EnerNOC, Inc., non-GAAP net (loss) income per share attributable to EnerNOC, Inc., adjusted EBITDA and free cash flow may have limitations as analytical tools. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

EnerNOC, Inc.

Reconciliation Of Non-GAAP Measures To Nearest GAAP Measures

Reconciliation of Non-GAAP Net (Loss) Income Attributable to EnerNOC, Inc. And Net (Loss) Income Per Share Attributable to EnerNOC, Inc.

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,
	2014	2013
GAAP net loss attributable to EnerNOC, Inc.	($26,781)	($19,881)
ADD: Stock-based compensation	3,902	4,036
ADD: Amortization expense of acquired intangible assets	2,499	1,769
ADD: Debt discount portion of convertible debt	1,000	—
ADD: Tax impact of items listed above	1,062	—

Non-GAAP net loss attributable to EnerNOC, Inc.	($18,318)	($14,076)

GAAP net loss per diluted share attributable to EnerNOC, Inc.	($0.98)	($0.71)
ADD: Stock-based compensation	0.14	0.14
ADD: Amortization expense of acquired intangible assets	0.09	0.06
ADD: Debt discount portion of convertible debt	0.04	—
ADD: Tax impact of items listed above	0.04	—

Non-GAAP net loss per diluted share attributable to EnerNOC, Inc.	($0.67)	($0.51)

	Twelve Months Ended December 31,
	2014	2013
GAAP net income attributable to EnerNOC, Inc.	$12,094	$22,088
ADD: Stock-based compensation	16,063	15,868
ADD: Amortization expense of acquired intangible assets	9,252	7,029
ADD: Debt discount portion of convertible debt	1,474	—
ADD: Tax impact of items listed above	(2,486)	—

Non-GAAP net income attributable to EnerNOC, Inc.	$36,397	$44,985

GAAP net income per diluted share attributable to EnerNOC, Inc.	$0.42	$0.76
ADD: Stock-based compensation	0.56	0.55
ADD: Amortization expense of acquired intangible assets	0.32	0.24
ADD: Debt discount portion of convertible debt	0.05	—
ADD: Tax impact of items listed above	(0.09)	—

Non-GAAP net income per diluted share attributable to EnerNOC, Inc.	$1.26	$1.55

EnerNOC, Inc.

Reconciliation of Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net (loss) income attributable to EnerNOC, Inc.	($26,781)	($19,881)	$12,094	$22,088
Add back:
Depreciation and amortization	8,250	7,228	31,417	27,844
Stock-based compensation expense	3,902	4,036	16,063	15,868
Direct and incremental expenses related to acquisitions or divestitures	1,994	—	3,550	—
Other expense (1)	2,423	458	3,699	1,342
Interest expense	2,080	434	4,656	1,646
(Benefit from) provision for income tax (2)	(5,957)	(3,188)	4,891	2,640

Adjusted EBITDA	($14,089)	($10,913)	$76,370	$71,428

(1)	Other expense primarily relates to foreign exchange losses.
(2)	Excludes discrete tax benefit of ($117) and discrete tax provision of $985 recorded during the three and twelve month periods ended December 31, 2014, respectively, related to the Company’s sale of various business components.

EnerNOC, Inc.

Reconciliation of Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net cash provided by operating activities	$30,727	$46,005	$60,439	$79,464
Add: Net cash provided by the sale of assets or disposals of components of an entity	1,600	—	8,046	—
Subtract: Purchases of property and equipment	(6,305)	(3,738)	(25,553)	(36,663)

Free cash flow	$26,022	$42,267	$42,932	$42,801

Non-GAAP Financial Guidance

This press release also includes estimates of future adjusted EBITDA and net loss per diluted share attributable to EnerNOC, Inc. A reconciliation of these amounts to the nearest expected GAAP results, is presented below:

	Three Months Ended March 31, 2015				Twelve Months Ended December 31, 2015
			Per Diluted Share				Per Diluted Share
In Millions, Except Per Share Amounts	Low	High	Low	High	Low	High	Low	High
Projected GAAP Net Loss	($48.5)	($46.5)	($1.73)	($1.66)	($92.0)	($89.0)	($3.23)	($3.12)
Adjustments:
Stock-based compensation	$4.4	$4.6	$0.15	$0.16	$17.5	$18.5	$0.62	$0.65
Amortization expense of acquired intangible assets	$5.1	$4.8	$0.18	$0.17	$20.0	$19.0	$0.70	$0.67
Accretion expense related to the debt-discount portion of interest associated with convertible note issuance	$1.0	$1.0	$0.04	$0.04	$4.1	$4.1	$0.14	$0.14

Projected Non-GAAP Net Loss	($38.0)	($36.1)	($1.36)	($1.29)	($50.4)	($47.4)	($1.77)	($1.66)
Adjustments:
Depreciation	$6.0	$6.1			$25.5	$26.5
Direct and incremental expenses related to acquisitions or divestiture	$0.0	$0.0			$0.0	$0.0
Interest and other expense, net[1]	$3.0	$3.0			$6.9	$6.9
Provision for income taxes	$0.5	$0.5			$4.0	$4.0

Adjusted EBITDA	($28.5)	($26.5)			($14.0)	($10.0)

Weighted Average Number of Common Shares Outstanding-Diluted	28.0	28.0			28.5	28.5

[1]	“Interest and other expense, net” is net of “Accretion expense related to the debt-discount portion of interest associated with convertible note issuance”.